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                                               EMPLOYMENT AGREEMENT


         AGREEMENT  made and  entered  into as of this ___ day of  August,  1998 between American Marine Recreation, Inc., a Florida corporation (the "Corporation") having an address at 1924 33rd Street, Orlando, Florida 32839 and Melven R. Nehleber (the "Executive"), residing at 13503 Kingsride Lane, Houston, Texas 77079.

                                               W I T N E S S E T H:

         WHEREAS,  Executive  is  presently  employed  by the  Corporation;  and

         WHEREAS, the Company and the Executive desire to set forth the terms of Executive's employment with the Company, pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. Term of Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as the Treasurer and Chief Financial Officer of the Corporation, subject to the supervision and direction of its Board of Directors, for the three (3) year period commencing on the consummation of the initial public offering of the Corporation's securities (the "Term"). In the event the Term is not renewed, the Executive shall be entitled to one year salary payable at regular payment intervals commencing with the first pay period subsequent to the expiration of the Term hereof.




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         2. Duties of Executive. Executive shall devote such time, attention and energy to the affairs of Corporation as shall be reasonably required to perform his duties hereunder, and, in pursuance of the policies and directions of the Board of Directors, Executive shall use his best efforts to promote the business and affairs of the Corporation.

         3. Base Compensation. In consideration of the Executive's services pursuant to this Agreement, Corporation shall pay to Executive, during the period of Executive's employment under this Agreement (the "Base Compensation"),
(i) a salary at the rate of One Hundred Thousand Twenty Dollars ($120,000) per year during the first year of this Agreement; and (ii) for each year thereafter, annual compensation shall be determined by the Board of Directors, but not less than $120,000 per year. The Base Compensation shall be payable in equal installments, in accordance with the Corporation's customary procedures for executive employees, subject to applicable tax and payroll deductions.

         4. Incentive Compensation. (a) Provided Executive has duly performed his obligations pursuant to this Agreement, Executive shall be eligible to receive, as additional compensation for the services to be rendered by Executive under this Agreement, incentive compensation. The amount of such incentive compensation, if any, shall be determined by the Board of Directors in its sole discretion based on the Executive's performance and contributions to the Corporation's success.

         (b) Provided Executive's employment continues during the term hereof and he is in good standing with the Company, Executive shall be eligible to receive, as additional



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compensation  for the services to be rendered by Executive under this Agreement,
150,000 options to purchase shares of the Company's common stock pursuant to the following schedule:

        25,000 options        Issued at the time of the Initial Public
                              Offering of the Company's stock;
        25,000                options  Issued at the end of first  firscal  year
                              provided  the Company  achieves 80% of the pre-tax
                              profit as set forth in its 1999 budget
        25,000 options        Issued at the beginning of the second year of
                              employment pursuant to this Agreement
        25,000                options  Issued at the end of second  fiscal  year
                              provided  the Company  achieves 80% of the pre-tax
                              profit as set forth in its 2000 budget
        25,000 options        Issued at the beginning of the third year of
                              employment pursuant to this Agreement
        25,000                options  Issued  at the end of third  fiscal  year
                              provided the Company achieves 80% of the pre-tax profit as set forth in its 2001 budget
       150,000 options

         5. Other Benefits. (a) During the term of this Agreement the Executive shall be entitled to participate in any benefit plans adopted by the Corporation for the general and overall benefit of all employees and/or for key executives of the Corporation such as health care, life insurance, disability, stock option plans, tax, legal and financial planning services, pension, profit sharing and savings.
                  (b) During the term of this Agreement, Executive shall be entitled to a monthly car allowance in the amount of $400.



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         6.  Vacation.  Executive  shall be entitled to a fully paid vacation of three (3) weeks per calendar year, which vacation shall be scheduled at such time or times as the Corporation in consultation with Executive may reasonably determine.

         7. Expenses. (a) The Corporation shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Corporation of such reasonable evidence of such expenses as the Corporation may require.

                  (b) Relocation Expenses. The Company shall reimburse Executive for such reasonable relocation expenses incurred by him and his family in their relocation from Houston, Texas to the Orlando, Florida area and travel expenses from Houston, Texas to Orlando, Florida. In addition, the Corporation shall reimburse the Executive for travel expenses for his family for up to three trips to Orlando, Florida from Houston, Texas.

         8. Insurance. The Corporation may from time to time apply for policies of life, health and accident insurance or disability insurance upon the Executive in such amounts as the Corporation deems appropriate. The Executive agrees to aid the Corporation in procuring such insurance, including submitting to a physical examination, if required, and completing any and all forms required for application for any insurance policy.

         9. Disclosure of Information. The Executive shall, during his employment under this Agreement and thereafter, keep confidential and refrain from disclosing to any unauthorized persons all data and information relating to the respective businesses of the Corporation or any of its subsidiaries.



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         10.  Intellectual  Property  Rights.  (a) The Executive  shall promptly disclose to the Corporation in writing, any and all charts, layouts, maps, inventions, improvements, techniques, markets, sales and advertising plans, processes, concepts and plans, whether or not copyrightable or patentable, secret processes and "know-how," conceived by the Executive during the term of his employment by the Corporation (the "Executive's Work Product"), whether alone or with others and whether during regular working hours and through the use of facilities and property of the Corporation or otherwise, which directly relates to the present business of the Corporation. Upon the Corporation's request at any time or from time to time during the Term of the Executive's employment, the Executive shall (i) deliver to the Corporation copies of the Executive's Work Product that may be in his possession or otherwise available to him, and (ii) execute and deliver to the Corporation such applications, assignments and other documents as it may reasonably require in order to apply for and obtain copyrights or patents in the United States of America and other countries with respect to any Executive's Work Product that it deems to be copyrightable or patentable, and/or otherwise to vest in itself full title thereto.

                  (b) All documents that pertain to the Corporation, including but not limited to the Executive's Work Product, shall be the sole and exclusive property of the Corporation. Upon the termination of the Executive's employment, all such documents that may be in his possession or otherwise available to him or shall thereafter come into his possession or control shall be promptly returned to the Corporation without the necessity of a request therefor.



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     11.  Non-Competition  Covenant.  (a) The  Executive  shall not,  during his employment by the Corporation, engage, directly or indirectly, in any business competitive with the business of the Corporation without the consent of the Board of Directors.

     (b) For a period of one (1) year after the termination of the Executive's employment hereunder (the "Non-Competition Period"), for any reason whatsoever, other than a termination by the Corporation without good cause, or by Executive for good reason (as hereinafter defined) the Executive shall not (i) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative in any business of selling, renting and leasing, boating, nautical and other lifestyle entertainment products and services, and related activities throughout the United States (the "Territory"), without the permission of the Board of Directors, which permission shall not be unreasonably withheld or delayed or
(ii) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation. Nothing herein contained shall be deemed to prevent ownership by Executive and his associates (as said term is defined in regulation 14(A) promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof), collectively, of not more than 5% of the outstanding capital stock of a corporation listed on a national securities exchange.

     (c) (i) The parties to this Agreement consider the restrictions contained herein reasonable as to the duration of the Non-Competition Period and the extent of the Territory. However, if the duration of the Non-Competition Period or the extent of the Territory herein


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     specified  should  be  judged  unreasonable  by any  Court  or  arbitration proceeding, the validity and effect of the remaining provisions of this Agreement shall not be affected thereby and, the duration of the Non-Competition Period shall be reduced by such number of months and/or the area of the Territory shall be reduced such that, the Territory and the Non-Competition Period shall be deemed reasonable so that the foregoing covenant not to compete may be enforced .

     (ii) Executive agrees and recognizes that in the event of a breach or threatened breach by Executive of the provisions of the foregoing covenants, the Corporation may suffer irreparable harm, and that money damages may not be an adequate remedy. Therefore, the Corporation shall be entitled as a matter of right to specific performance of the covenants of Executive contained herein by way of temporary or permanent injunctive relief in a Court of competent jurisdiction.

         12. Termination. This Agreement and Executive's employment may be terminated in any one of the followings ways:

             (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

              (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Corporation may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the



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conclusion of such notice period.  Also, Executive may terminate this employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Corporation with a written statement from a qualified doctor to such effect and provided, further, that, at the Corporation's request made within thirty (30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Corporation who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor. In the event this Agreement is terminated as a result of Executive's disability, Executive shall (i) receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, the base salary for one (1) year and (ii) the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination.

                  (c) Good Cause.  The  Corporation may terminate this Agreement ten (10) days after written notice to Executive for "Good Cause," which shall mean any one or more of the following: (1) Executive's willful, material and irreparable breach of this Agreement; (2) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation which materially and adversely affects the operations or reputation of the Corporation; (4) Executive's conviction of a felony crime; or (5)


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confirmed  positive illegal drug test result.  In the event of a termination for
Good Cause, as enumerated above, Executive shall have no right to any severance compensation.

                  (d) Without Good Cause; Good Reason. At any time after the commencement of employment, Executive may, without cause, and without Good Reason terminate this Agreement and Executive's employment, effective thirty
(30) days after written notice is provided to the Corporation. Executive may only be terminated without Good Cause by the Corporation during the Term hereof if such termination is approved by a majority of the members of the Board of Directors of the Corporation and provided that the Executive receives at least one (1) month written notice. Should Executive terminate with Good Reason or in the event that Executive is terminated without Good Cause during the Term, Executive shall receive from the Corporation, on such dates as would otherwise be paid by the Corporation, the base salary at the rate then in effect for a period of one (1) year. Further, if Executive is terminated without Good Cause or terminates his employment hereunder with Good Reason, (a) the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination, (b) the Executive shall be entitled to receive a prorated portion of any annual bonus and other incentive compensation to which the Executive would have been entitled for the year during which the termination occurred had the Executive not been terminated, (c) all options to purchase the Corporation's Common Stock based upon the schedule set forth in paragraph 4(b) shall vest thereupon, and (d) the Executive shall be entitled to receive all other unpaid benefits due and owing through Executive's last day of employment. Further, any termination without Good Cause by the Corporation or termination by the Executive with Good Reason shall operate to



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shorten  the  period set forth in  paragraph  11 hereof to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment without Good Reason, rather than the Corporation terminating his employment pursuant to this paragraph 12, Executive shall receive no severance compensation.

         Executive shall have "Good Reason" to terminate this Agreement and his employment if the Executive is demoted by means of a reduction in authority, responsibilities or duties to a position of less stature or importance within the Corporation than the position described in paragraph 1 hereof, unless Executive has agreed in writing to that demotion.

         13. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Corporation shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Corporation are made a party to the same third-party action, complaint, suit or proceeding, the Corporation agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Corporation shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Corporation shall pay all attorneys' fees of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his


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duties under this Agreement,  Executive cannot be held liable to the Corporation for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Corporation.

         14. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

         15. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

                  If to :     Melven R. Nehleber
                              13503 Kingsride Lane
                              Houston, Texas 77079

                  If to :     American Marine Recreation, Inc.
                              1924 33rd Street
                              Orlando, Florida 32839

                  With a copy to:           McLaughlin & Stern LLP
                                            260 Madison Avenue, 18th Floor
                                            New York, New York 10016
                                            Attn: Marc G. Rosenberg, Esq.

         Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.

         16. Assignment. Executive shall not be entitled to assign his rights, duties or obligations under this Agreement.



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     17.  Amendments.  The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.

     18. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of Florida, without reference to its conflict of laws principles. 19. Arbitration. (a) In the event of a dispute between the parties arising out of or relating to this Agreement, or the breach thereof, the parties shall make every effort to amicably resolve, reconcile, and settle such dispute between them. Should an amicable resolution not be possible, either party may invoke arbitration. (b) Subject to the provisions of Section 11(c)(ii) hereof, all claims, disputes and other matters in controversy arising out of or related to this Agreement or the performance or breach hereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), by a panel of three (3) arbitrators, in New York, New York. One (1) such arbitrator shall be appointed by each of the parties within three (3) weeks after being requested by the other party to make such appointment and the third arbitrator shall be appointed by the two (2) arbitrators appointed by the parties. In the event that a party does not appoint its arbitrator within such three (3) week period, or the two (2) arbitrators appointed by the parties shall fail to agree on the third arbitrator, such appointed arbitrator or arbitrators shall be appointed by the American Arbitration Association in accordance with the AAA Rules. The award shall state the facts and findings and shall be


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rendered  with reasons in writing.  The  arbitrators  shall have no authority or power to alter or modify any express condition or provision of this Agreement, or to render any award which by its terms shall have the effect of altering or modifying any express conditions or provisions of this Agreement. The award rendered by the arbitrators shall be final and judgement may be entered upon it
in  any  court  having  jurisdiction   thereof.  The  successful  party  to  the
arbitration shall be entitled to an award for reasonable attorney's fees, as determined by the arbitrators.

     20. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     21. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     22. Counterparts; Facsimile. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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         IN WITNESS  WHEREOF,  the parties hereto have affixed their  signatures the day and year first above written.

                                              AMERICAN MARINE RECREATION, INC.



                                   By:      ____________________________________
                                                              Name:
                                                              Title:



                                      ------------------------------------------
                                                     MELVEN R. NEHLEBER




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